Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet - QUICK *** EASY

IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

DATA KNIGHTS ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on ___________, 2023.

INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting – If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend: https://www.cstproxy.com/dataknights/[_______]

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

Proposal 1 — Business Combination Proposal. To adopt and approve an Agreement and Plan of Merger attached as Annex A to the proxy statement/prospectus (the “Merger Agreement”), by and among Data Knights, Data Knights Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Data Knights (“Merger Sub”), OneMedNet Corporation, a Delaware corporation (“OneMedNet”), Data Knights, LLC, in its capacity as Purchaser Representative, and Paul Casey, in his capacity as Seller Representative, pursuant to which at the closing of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into OneMedNet (the “Merger”), with OneMedNet changing its name to OneMedNet Solutions Corp. and continuing as the surviving corporation (the “Surviving Corporation”) and wholly-owned subsidiary of Data Knights, which will change its name to OneMedNet Corporation at the Closing (collectively, the “Business Combination”).	FOR ____ AGAINST ____ ABSTAIN ____

Proposal 2 — Nasdaq Proposal. To approve, for purposes of complying with Nasdaq Listing Rules 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Class A common stock and the resulting change in control in connection with the Business Combination.	FOR ____ AGAINST ____ ABSTAIN ____

Proposal 3 — Charter Amendment Proposal. To adopt and approve the Third Amended and Restated Certificate of Incorporation, as set out in Annex B to the proxy statement/prospectus, which shall become effective upon the closing (the “Closing”) of the Business Combination ( the “Charter Amendment Proposal”) including (i) the addition of a supermajority voting requirement to amend the Surviving Corporation’s Bylaws (the “Bylaw Amendment Requirement”), and (ii) the addition of a supermajority voting requirement to amend Articles V (Board of Directors), VI (Stockholders), VII (Liability and Indemnification; Corporate Opportunity), VIII (Business Combinations), IX (Exclusive Forum), and Article X (Amendments) of the Third Amended and Restated Certificate of Incorporation (the “Article Amendment Requirement”).	FOR ____ AGAINST ____ ABSTAIN ____

Proposal 3A — Bylaw Amendment Requirement. To adopt and approve the addition to Data Knights’ Certificate of Incorporation of a supermajority voting requirement to amend the Surviving Corporation’s Bylaws, as contained in the Third Amended and Restated Certificate of Incorporation.	FOR ____ AGAINST ____ ABSTAIN ____

Proposal 3B — Article Amendment Requirement. To adopt and approve the addition to Data Knights’ Certificate of Incorporation of a supermajority voting requirement to amend Articles V (Board of Directors), VI (Stockholders), VII (Liability and Indemnification; Corporate Opportunity), VIII (Business Combinations), IX (Exclusive Forum), and Article X (Amendments) of the Third Amended and Restated Certificate of Incorporation, as contained in the Third Amended and Restated Certificate of Incorporation	FOR ____ AGAINST ____ ABSTAIN ____

Proposal 4 — Director Election Proposal. To vote for the election of the following individuals to serve on the Board of Directors of Data Knights following the Business Combination:

Class 1 (to serve until 2023 annual meeting):

Erkan Akyuz

Eric Casaburi

Robert Golden

Class 2: (to serve until 2024 annual meeting)

Paul Casey

Dr. Julianne Huh

Dr. Thomas Kosasa

Class 3: (to serve until 2025 annual meeting)

Dr. Jeffrey Yu

Dr. Christoph Zindel

FOR ALL NOMINEES, EXCEPT AS NOTED ___ WITHHELD FROM ALL NOMINEES ____ WITHHELD ____ WITHHELD ____ WITHHELD ____ WITHHELD ____ WITHHELD ____ WITHHELD ____ WITHHELD ____ WITHHELD ____ WITHHELD ____

Proposal 5 — Incentive Plan Proposal. To approve and adopt the 2022 Equity Incentive Plan (the “Equity Incentive Plan”), a copy of which is attached to the proxy statement/prospectus as Annex C (the “Incentive Plan Proposal”)	FOR ____ AGAINST ____ ABSTAIN ____

Proposal 6 — Adjournment Proposal. To adopt and approve a proposal to adjourn the Special Meeting to a later date or dates if necessary to permit further solicitation and vote of proxies if it is determined by Data Knights that more time is necessary or appropriate to approve one or more Proposals at the Special Meeting	FOR ____ AGAINST ____ ABSTAIN ____

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 1, “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 2, “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 3, “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 3A, “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 3B, “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 4, “FOR” THE EACH OF THE NOMINEES SET FORTH IN PROPOSAL 5, AND “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 6, IF SUCH PROPOSAL IS PRESENTED AT THE SPECIAL MEETING. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

Signature  ____________________________ Signature, if held jointly _____________________________ Date     _______________, 2023

Signature should agree with name printed hereon. If shares of the Class A common stock are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

CONTROL NUMBER: ______________________________